EXHIBIT 23.7







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Prospectus constituting a part of this Registration Statement of Equitex, Inc. on Form S-8 of our report dated January 17, 2001 relating to the financial statements of Chex Services, Inc., as of and for the year ended December 31, 1999, appearing in Form 8-K/A of Equitex, Inc., filed on March 6, 2002.

BDO Seidman, LLP
Minneapolis, Minnesota
March 10, 2003